UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 10, 2016

PVH CORP.
 (Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Madison Avenue, New York, New York		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code  (212)-381-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Item 8.01   Other Events.
On June 10, 2016, PVH Corp. ("PVH") issued a press release to announce that it has commenced an offer to sell €350 million principal amount of senior notes due 2024. The new notes are being offered in a private offering to qualified institutional buyers in the U.S. pursuant to Rule 144A under the Securities Act of 1933 (the "Securities Act") and to certain persons outside of the U.S. pursuant to Regulation S under the Securities Act. The notes will not be registered under the Securities Act, or the securities laws of any state, and may not be offered or sold in the U.S. without registration or an applicable exemption from the registration requirements.  Completion of the offering is subject to market and other conditions.
A copy of this press release is attached as Exhibit 99.1 to this report.
Item 9.01  Financial Statements and Exhibits.
(d)  Exhibits.
Exhibit No.                          Description of Exhibit
99.1                          Press Release issued by PVH Corp. on June 10, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By: /s/ Mark D. Fischer
Mark D. Fischer Executive Vice President

Date: June 10, 2016

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release issued by PVH Corp. on May June 10, 2016.